Exhibit 5

Energizer Holdings, Inc.
533 Maryville University Drive
St. Louis, Missouri 63141

Re: Energizer Holdings, Inc. 2009 Incentive Stock Plan

Ladies and Gentlemen:

I am an attorney duly licensed to practice law in the State of Missouri.
With reference to the Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on January 27, 2009, by Energizer Holdings, Inc., a Missouri corporation (the “Company”), pertaining to the proposed issuance by the Company of up to 4,000,000 shares of the Company’s common stock, $.01 par value (the “Stock”), as provided in the Energizer Holdings, Inc. 2009 Incentive Stock Plan (the “Plan”), I have examined such corporate records of the Company, such laws and such other information as I have deemed relevant, including the Company’s Articles of Incorporation, By-Laws, and resolutions adopted by the Board of Directors relating to such issuance, the written documents constituting the Plan, certificates received from state officials and statements I have received from officers and representatives of the Company. In delivering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to me by officers and representatives of the Company.

Based solely on the foregoing, I am of the opinion that:

1.	The Company is duly incorporated and is validly existing under the laws of the State of Missouri, and
2.
The Stock to be issued by the Company pursuant to the Plan has been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued and will be fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement. I further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Stock in accordance with the Plan.

Very truly yours,

/s/ Gayle G. Stratmann

Gayle G. Stratmann, Esq.

Vice President and General Counsel

February 2, 2009